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                                                                   Exhibit 23.11


                             ACCOUNTANTS' CONSENT

The Board of Directors of American General Hospitality Corporation:

        We consent to the use of our report incorporated herein by reference into the Registration Statement on Form S-4 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of American General Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


Houston, Texas                       /s/ Mann Frankfort Stein & Lipp, P.C.
July 29, 1998